Exhibit 10.1

AMENDMENT TO THE
ONDAS INC.
2021 INCENTIVE STOCK PLAN

WHEREAS, Ondas Inc., a Nevada corporation (the “Company”) currently maintains and sponsors the Ondas Inc. 2021 Incentive Stock Plan (the “Plan”); and

WHEREAS, Section 16(l) of the Plan provides that the Board of Directors of the Company (“Board”) may amend the Plan from time to time; and

WHEREAS, the Board has determined it to be in its best interests to amend the Plan as set forth herein; and

NOW, THEREFORE, effective upon the Company’s Stockholders’ approval as set forth in Section 16(l) of the Plan, the following amendment to the Plan is hereby adopted:

1. The last sentence of Section 5(a) of the Plan shall be amended and restated to read as follows:

“(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be eighty-one million (81,000,000) shares.”

2. Section 5(b) of the Plan shall be amended and restated to read as follows:

“(b) Limitations on Incentive Stock Options. With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of eighty-one million (81,000,000) such shares may be subject to grants of Incentive Stock Options.”

3. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the 28th day of May 2026, on behalf of the Company.

ONDAS INC.

By:	/s/ Eric Brock
Name:	Eric Brock
Title:	Chairman and CEO